Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Houghton Mifflin Harcourt Company of our report dated February 27, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Houghton Mifflin Harcourt Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts

May 29, 2020

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